NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports First Quarter 2017 Results;
14% Annualized Net Income Return on Equity

HAMILTON, Bermuda – April 24, 2017 -- Everest Re Group, Ltd. (NYSE: RE) today reported first quarter 2017 net income available to common shareholders of $291.6 million, or $7.07 per diluted common share, compared to net income of $171.7 million, or $4.00 per diluted common share for the first quarter of 2016. After-tax operating income1 available to common shareholders was $259.5 million, or $6.29 per diluted common share, for the first quarter of 2017 compared to after-tax operating income¹ of $222.7 million, or $5.19 per diluted common share, for the same period last year.

Commenting on the Company's results, President and Chief Executive Officer, Dominic J. Addesso said, "We are starting out 2017 with a very strong quarter - providing a 13% operating return on equity and a 77% increase in net income earnings per share. We continue to see strong momentum across our underwriting operations, with opportunities in both reinsurance and insurance. This growth is not coming at the expense of margin as we hold fast to our underwriting principals, which are focused on sustained profitability regardless of the market cycle. This strategy coupled with the returns we are achieving on our growing investment portfolio are providing for the strong results we saw in the quarter."

Operating highlights for the first quarter of 2017 included the following:

        ●  Gross written premiums for the quarter were $1.6 billion, an increase of 18% compared to the first quarter of 2016 with minimal impact from foreign currency fluctuations. Worldwide reinsurance premiums were up 19% to $1.2 billion, primarily due to the new crop reinsurance transaction and growth in financial lines premium. Direct insurance premiums were up 15% to $434 million, quarter over quarter, consistent with the growth trends noted in 2016.
•
The combined ratio was 86.0% for the quarter, in line with the first quarter of 2016. Excluding catastrophe losses in the quarter from the Australian windstorm, Cyclone Debbie, and prior year development, the attritional combined ratio improved to 84.5% from 85.3% reported in the same period last year.

•	Net investment income increased 19% for the quarter to $122.3 million.
•	Net after-tax realized and unrealized capital gains amounted to $32.1 million and $17.3 million, respectively.
•	Cash flow from operations was $381.8 million compared to $375.5 million for the same period in 2016.
•	For the quarter, the annualized after-tax operating income¹ return on average adjusted shareholders' equity² was 12.8%.
•	Shareholders' equity ended the quarter at $8.3 billion, up 3% compared to year end 2016. Book value per share also increased 3% from $197.45 at December 31, 2016 to $203.32 at March 31, 2017.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest Insurance® refers to the primary insurance operations of Everest Re Group, Ltd., and its affiliated companies which offer property, casualty and specialty lines insurance on both an admitted and non-admitted basis in the U.S. and internationally. The Company also operates within the Lloyd's insurance market through Syndicate 2786. In addition, through Mt. Logan Re, Ltd., the Company manages segregated accounts, capitalized by the Company and third party investors that provide reinsurance for property catastrophe risks. Additional information on Everest Re Group companies can be found at the Group's web site at www.everestregroup.com.

A conference call discussing the first quarter results will be held at 10:30 a.m. Eastern Time on April 25, 2017. The call will be available on the Internet through the Company's web site or at www.streetevents.com.

Recipients are encouraged to visit the Company's web site to view supplemental financial information on the Company's results. The supplemental information is located at www.everestregroup.com in the "Financial Reports" section of the "Investor Center". The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2017		2016
	(unaudited)
		Per Diluted		Per Diluted
		Common		Common
	Amount	Share	Amount	Share

Net income (loss)	$291,643	$7.07	$171,686	$4.00
After-tax net realized capital gains (losses)	32,110	0.78	(50,979)	(1.19)

After-tax operating income (loss)	$259,533	$6.29	$222,665	$5.19

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) are an integral part of the Company's insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company's success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company's performance.

2Adjusted shareholders' equity excludes net after-tax unrealized (appreciation) depreciation of investments

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2017	2016
	(unaudited)
REVENUES:
Premiums earned	$1,312,097	$1,218,867
Net investment income	122,289	102,524
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(1,229)	(28,793)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-
Other net realized capital gains (losses)	53,957	(45,466)
Total net realized capital gains (losses)	52,728	(74,259)
Net derivative gain (loss)	2,630	(3,020)
Other income (expense)	(4,966)	(2,066)
Total revenues	1,484,778	1,242,046

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	770,788	700,749
Commission, brokerage, taxes and fees	282,269	275,006
Other underwriting expenses	75,887	72,110
Corporate expenses	8,457	7,886
Interest, fees and bond issue cost amortization expense	8,964	9,228
Total claims and expenses	1,146,365	1,064,979

INCOME (LOSS) BEFORE TAXES	338,413	177,067
Income tax expense (benefit)	46,770	5,381

NET INCOME (LOSS)	$291,643	$171,686

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	19,548	142,962
Reclassification adjustment for realized losses (gains) included in net income (loss)	(2,199)	32,381
Total URA(D) on securities arising during the period	17,349	175,343

Foreign currency translation adjustments	11,893	9,773

Benefit plan actuarial net gain (loss) for the period	-	-
Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	2,004	1,340
Total benefit plan net gain (loss) for the period	2,004	1,340
Total other comprehensive income (loss), net of tax	31,246	186,456

COMPREHENSIVE INCOME (LOSS)	$322,889	$358,142

EARNINGS PER COMMON SHARE:
Basic	$7.12	$4.03
Diluted	7.07	4.00
Dividends declared	1.25	1.15

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2017	2016
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$14,730,995	$14,107,408
(amortized cost: 2017, $14,542,645; 2016, $13,932,613)
Equity securities - available for sale, at market value (cost: 2017, $108,834; 2016, $129,553)	104,346	119,067
Equity securities - available for sale, at fair value	983,459	1,010,085
Short-term investments	477,177	431,478
Other invested assets (cost: 2017, $1,358,749; 2016, $1,333,069)	1,359,252	1,333,129
Cash	468,240	481,922
Total investments and cash	18,123,469	17,483,089
Accrued investment income	98,169	96,473
Premiums receivable	1,707,232	1,485,990
Reinsurance receivables	1,050,540	1,018,325
Funds held by reinsureds	262,111	260,644
Deferred acquisition costs	347,337	344,052
Prepaid reinsurance premiums	215,749	191,768
Income taxes	135,050	177,704
Other assets	253,296	263,459
TOTAL ASSETS	$22,192,953	$21,321,504

LIABILITIES:
Reserve for losses and loss adjustment expenses	$10,414,046	$10,312,313
Future policy benefit reserve	55,158	55,074
Unearned premium reserve	1,704,734	1,577,546
Funds held under reinsurance treaties	23,201	21,278
Commission reserves	59,266	70,335
Other net payable to reinsurers	207,592	190,986
Losses in course of payment	181,331	67,107
4.868% Senior notes due 6/1/2044	396,744	396,714
6.6% Long term notes due 5/1/2067	236,487	236,462
Accrued interest on debt and borrowings	12,341	3,537
Equity index put option liability	19,429	22,059
Unsettled securities payable	272,470	27,927
Other liabilities	262,278	264,770
Total liabilities	13,845,077	13,246,108

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2017) 69,030
and (2016) 68,871 outstanding before treasury shares	691	689
Additional paid-in capital	2,141,653	2,140,783
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $13,886 at 2017 and $8,240 at 2016	(185,518)	(216,764)
Treasury shares, at cost; 27,972 shares 2017 and 2016	(3,272,244)	(3,272,244)
Retained earnings	9,663,294	9,422,932
Total shareholders' equity	8,347,876	8,075,396
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$22,192,953	$21,321,504

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Dollars in thousands)	2017	2016
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$291,643	$171,686
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(220,367)	7,604
Decrease (increase) in funds held by reinsureds, net	1,211	60,592
Decrease (increase) in reinsurance receivables	(30,158)	(32,865)
Decrease (increase) in income taxes	37,010	(3,883)
Decrease (increase) in prepaid reinsurance premiums	(23,704)	(10,219)
Increase (decrease) in reserve for losses and loss adjustment expenses	99,095	50,497
Increase (decrease) in future policy benefit reserve	83	(473)
Increase (decrease) in unearned premiums	125,614	(26,116)
Increase (decrease) in other net payable to reinsurers	13,666	5,254
Increase (decrease) in losses in course of payment	113,815	24,473
Change in equity adjustments in limited partnerships	(10,998)	6,181
Distribution of limited partnership income	5,384	15,915
Change in other assets and liabilities, net	12,998	12,175
Non-cash compensation expense	7,501	8,041
Amortization of bond premium (accrual of bond discount)	11,746	12,354
Amortization of underwriting discount on senior notes	1	1
Net realized capital (gains) losses	(52,728)	74,259
Net cash provided by (used in) operating activities	381,812	375,476

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	525,873	503,428
Proceeds from fixed maturities sold - available for sale, at market value	428,491	324,118
Proceeds from equity securities sold - available for sale, at market value	18,802	203
Proceeds from equity securities sold - available for sale, at fair value	140,315	92,245
Distributions from other invested assets	1,165,905	1,111,710
Cost of fixed maturities acquired - available for sale, at market value	(1,552,743)	(1,078,990)
Cost of equity securities acquired - available for sale, at market value	(1,282)	(1,105)
Cost of equity securities acquired - available for sale, at fair value	(66,902)	(96,297)
Cost of other invested assets acquired	(1,184,270)	(1,454,123)
Net change in short-term investments	(45,178)	360,238
Net change in unsettled securities transactions	236,702	30,390
Net cash provided by (used in) investing activities	(334,287)	(208,183)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	(6,629)	151
Purchase of treasury shares	-	(85,914)
Dividends paid to shareholders	(51,281)	(48,706)
Cost of shares withheld for taxes on settlements of share-based compensation awards	(11,517)	(8,331)
Net cash provided by (used in) financing activities	(69,427)	(142,800)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	8,220	20,792

Net increase (decrease) in cash	(13,682)	45,285
Cash, beginning of period	481,922	283,658
Cash, end of period	$468,240	$328,943

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$9,593	$5,000
Interest paid	105	370